UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011

SUMMIT HOTEL PROPERTIES, INC.
 (Exact Name of Registrant as Specified in its Charter)
Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-54273 (Commission File Number)	27-2966616 (I.R.S. Employer Identification No.)

2701 South Minnesota Avenue, Suite 6
Sioux Falls, South Dakota 57105
(Address of Principal Executive Offices) (Zip Code)
(605) 361-9566
(Registrants’ telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On March 31, 2011, Summit Hotel OP, LP (“Operating Partnership”), as borrower, and Summit Hotel Properties, Inc. (“Company”), as guarantor, entered into a $30.0 million unsecured revolving credit facility with Deutsche Bank AG New York Branch.  The purpose of the revolving credit facility is to fund hotel acquisitions, capital expenditures, refinance debt, and for general working capital purposes.

Prior to the May 29, 2011 maturity date of the $30.0 million unsecured credit facility, we anticipate entering into a $100.0 million senior secured revolving credit facility with Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc., as lead arranger, and a syndicate of lenders including Deutsche Bank AG New York Branch, Royal Bank of Canada, KeyBank National Association and Regions Bank. We expect that when we enter into the anticipated $100.0 million senior secured revolving credit facility we will transfer to it any then-outstanding principal balance on the existing $30.0 million unsecured revolving credit facility.

The following is a summary of the terms and conditions for our $30.0 million credit facility. The Operating Partnership is the borrower under the credit facility. The credit facility is guaranteed by the Company and all of our existing and future subsidiaries that own or lease a “borrowing base property.”

Outstanding borrowings on the $30.0 million revolving credit facility are limited to the least of (1) $30.0 million, (2) 55% of the aggregate appraised value of the properties anticipated to be borrowing base properties under the secured $100.0 million credit facility and (3) the aggregate adjusted net operating income of the borrowing base properties divided by 150% of the monthly factor shown on a standard level constant payment table for a fully amortizing 25-year loan based on an assumed interest rate equal to the greatest of (x) the ten-year U.S. Treasury rate plus 3.5%, (y) 7.00% and (z) the weighted-average interest rate then applicable to advances outstanding under the credit facility. The availability of the credit facility is also subject to a borrowing base having no fewer than 15 properties.  Further, no more than $10.0 million may be advanced under the $30.0 million facility without the consent of the Company’s Board of Directors.

Payment Terms. We are obligated to pay interest at the end of each selected interest period, but not less than quarterly, with all outstanding principal and accrued but unpaid interest due at maturity, which is May 29, 2011.  We have the right to repay all or any portion of the outstanding borrowings from time to time without penalty or premium, other than customary early payment fees if we repay a LIBOR loan before the end of the contract period. In addition, we will be required to make earlier principal reduction payments in the event of certain changes in the borrowing base availability.

We will pay interest on the periodic advances under the $30.0 million revolving credit facility at varying rates, based upon, at our option, either (i) 1-, 2-, 3- or 6-month LIBOR, subject to a floor of 0.50%, plus the applicable LIBOR margin or (ii) the applicable base rate, which is the greatest of the administrative agent’s prime rate, 0.50% plus the federal funds effective rate, and 1-month LIBOR (incorporating the floor of 0.50%) plus 1.00%, plus the applicable margin for base rate loans. The applicable LIBOR and base rate margin is expected to depend upon the ratio of our outstanding consolidated total indebtedness to EBITDA, as follows:

Total Debt to EBITDA Ratio	LIBOR Margin	Base Rate Margin
<3.50x	2.50%	1.50%
≥3.50x and <5.00x	3.00%	2.00%
≥5.00x	3.50%	2.50%

Financial and Other Covenants. In addition, we are required to comply with a series of financial and other covenants in order to borrow under the $30.0 million revolving credit facility. The material financial covenants include the following:

●	a maximum ratio of consolidated indebtedness (as defined in the loan documentation) to consolidated EBITDA (as defined in the loan documentation) of 6.25:1.00;
●	a minimum ratio of adjusted consolidated EBITDA (as defined in the loan documentation) to consolidated fixed charges (as defined in the loan documentation) of 1.50:1.00;
●	a minimum consolidated tangible net worth (as defined in the loan documentation) of not less than $228,728,000 plus 80% of the net proceeds of subsequent common equity issuances; and
●	a maximum dividend payout ratio of 95% of FFO (as defined in the loan documentation) or an amount necessary to maintain REIT tax status and avoid corporate income and excise taxes.

We are also subject to other customary covenants, including restrictions on investments, limitations on liens and maintenance of properties. The credit facility also contains customary events of default, including, among others, the failure to make payments when due under any of the credit facility documentation, breach of any covenant continuing beyond any cure period and bankruptcy or insolvency.

The $100.0 million credit facility is anticipated be on terms and conditions that are substantially similar to the terms and conditions of the $30.0 million credit facility, except that it is anticipated to be secured primarily by a first priority mortgage lien on each borrowing base property and a first priority pledge of our equity interests in the subsidiaries that hold the borrowing base properties, and a TRS formed in connection with the credit facility, which wholly owns the TRS lessees that will lease each of the borrowing base properties.

Furthermore, prior to the second anniversary of the $100.0 million credit facility’s closing date we also may elect to increase the amount of the credit facility by up to an additional $100.0 million, increasing the maximum aggregate amount of the credit facility to $200.0 million, subject to the identification of a lender or lenders willing to make available the additional amounts, including new lenders acceptable to us and the administrative agent.  In addition, on a quarterly basis, we will be required to pay a fee on the unused portion of the senior secured revolving credit facility equal to the unused amount multiplied by an annual rate of either (i) 0.50%, if the unused amount is equal to or greater than 50% of the maximum aggregate amount of the credit facility, or (ii) 0.375%, if the unused amount is less than 50% of the maximum aggregate amount of the credit facility. We will also be required to pay other fees, including customary arrangement, administrative and fronting fees.

We intend to negotiate, execute and deliver definitive documentation for the $100.0 million secured revolving credit facility prior to the May 29, 2011 maturity date of the $30.0 million credit facility, and the $100.0 million credit facility will not become effective unless we comply with all of the conditions to effectiveness, including the lenders’ satisfactory completion of financial, accounting and business due diligence, the receipt of satisfactory appraisals on the borrowing base properties and our satisfaction of other conditions. There can be no assurance as to if or when the definitive documentation will be executed and delivered or the conditions to effectiveness will be satisfied, and the size and other terms of the credit facility reflected in the definitive documentation may differ from those outlined above.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s and Operating Partnership’s direct financial obligations is incorporated herein by reference.

Forward-Looking Statements Disclaimer.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to, among other things, negotiation and entry into the $100.0 million secured revolving credit facility and future operating results. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to us and many of which are beyond our control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in our filings with the Securities and Exchange Commission, including, without limitation, the Company’s Prospectus filed pursuant to Rule 424(b)(4) on February 10, 2011. Unless legally required, we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

10.1	$30,000,000 Credit Agreement among Summit Hotel OP, LP, Summit Hotel Properties, Inc., and Deutsche Bank AG New York Branch, dated March 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC. (Registrant)

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: April 6, 2011		Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP (Registrant)

	By:	SUMMIT HOTEL GP, LLC,
its General Partner

	By:	SUMMIT HOTEL PROPERTIES, INC.,
its Sole Member

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: April 6 2011		Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Credit Agreement among Summit Hotel OP, LP, Summit Hotel Properties, Inc., and Deutsche Bank AG New York Branch for $30.0 million revolving unsecured credit facility dated March 30, 2011.